UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 25, 2011

Q Lotus Holdings, Inc.
(Exact name of registrant as specified in its charter)

        Nevada                                                             000-52595                                                          14-1961383
(State or other jurisdiction of                                                            (Commission                                                       (I.R.S. Employer
incorporation or organization)                   File Number)                                                                                                         Identification Number)

500 North Dearborn Street, Suite 605, Chicago, IL 60654
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code:  (312) 379-1800
_________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 25, 2011, Robert D. Horner resigned as a director of Q Lotus Holdings, Inc. (the “Company”).  Mr. Horner did not serve on any committees of the Company’s Board of Directors.  As part of Mr. Horner’s resignation, he also withdrew his name as CEO designate of the Company.

Effective January 28, 2011, Gary A. Rosenberg was appointed to the Company’s Board of Directors to fill the vacancy created by Mr. Horner’s resignations and was also elected as Chief Executive Officer of the Company.

Mr. Rosenberg, age 70, is currently President and Chief Executive Officer of Urban R2 Development Company LLC, a position he has held since January 2005.  Mr. Rosenberg also served as a Director and Chairman of the Audit Committee of National Holdings Corporation (NHLD.OB) from 2000 to July 2008.  Mr. Rosenberg also created the real estate program at The Kellogg Graduate School of Managementat Northwestern University, founded and chaired its Real Estate Research Center, and currently sits on its Board. Mr. Rosenberg received his BS and MBA from Northwestern University and his JD from the University of Wisconsin.

On August 24, 2010, Real Holdings Capital, LLC, a holding company owned by Mr. Rosenberg, purchased 1,250,000 shares of Company common stock.  On August 24, 2010, Real Holdings Capital, LLC entered into a Voting Agreement with Mr. Theresias, whereby Mr. Theresias was granted full voting control over the shares held by Real Holdings Capital, LLC.

Item 9.01                      Financial Statements And Exhibits.

(c)           Exhibits.

99.1           Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q LOTUS HOLDINGS, INC.
                                                                                     (Registrant)

Date:  February 25, 2011                                                                By: /S/ MARCKENSIE THERESIAS
      Marckensie Theresias
      Chairman & President